Exhibit 23.2


                  CONSENT OF PARENTE RANDOLPH, LLC


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated July 28, 2006, included in Annual Report on Form 10-K of Parkvale Financial Corporation and subsidiaries for the year ended June 30, 2006, and to all references to our firm included in the Registration Statement.



                                            /s/ Parente Randolph, LLC
                                            Parente Randolph, LLC

Pittsburgh, PA
October 20, 2006